                                                                    Exhibit 10.6

                                   AGREEMENT
                                   ---------

     THIS AGREEMENT, dated as of May 1, 1996 (this "Agreement"), by and among NW REHABILITATION ASSOCIATES, INC., a Pennsylvania corporation ("NW"), NORTHSTAR HEALTH SERVICES, INC., a Delaware corporation ("Northstar") and NANCY B. WHITE ("White").

                                   RECITALS:

     A. NW and Northstar are parties to a Purchase and Sale Agreement made and entered into as of November 1, 1993 (the "Purchase Agreement") pursuant to which NW sold certain assets to Northstar.

     B. White and Northstar are parties to an Employment Agreement dated December 6, 1993 (the "Employment Agreement").

     C. NW, Northstar and White desire to modify their existing business relationship in certain respects as more fully set forth herein.

     D. This Agreement is intended to be effective as of 12:01 a.m. on May 1, 1996 (the "Effective Date").

     NOW, THEREFORE, in consideration of the premises and the related agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.  Termination of Employment Agreement.  The Employment Agreement
         -----------------------------------
(including without limitation all non-compete restrictions contained therein) is hereby terminated, effective immediately. However, White will continue to be employed by Northstar and her new employment relationship with Northstar hereinafter will be governed by Section 2 below. White and Northstar hereby mutually release each other and their respective affiliates, successors and assigns from any and all claims arising under or relating to the Employment Agreement that either may have against the other, except for the payment of accrued but unpaid salary and benefits owed by Northstar to White.

     2.  New Employment Relationship.
         ---------------------------

         (a)  Duties and Compensation.  White shall be employed by Northstar
              -----------------------
with such duties and responsibilities as White and Northstar may mutually agree from time to time. Such employment shall commence as of the date hereof and shall continue through April 30, 1997 (the "Term"). White shall be paid in connection therefor an annual amount of $102,000 payable in equal bi-weekly installments.

          (b)  Reimbursement of Expenses.  During the Term, Northstar shall
               --------------------------
reimburse White for all reasonable and necessary out-of-pocket prior approved expenses (including without limitation travel expenses) incurred by White in connection with the performance of her duties, upon proper verification therefor in accordance with Northstar's customary policies.

          (c)  Other Benefits.  During the Term, White shall be entitled to
               ---------------
receive four weeks of paid vacation per annum and such other benefits, including participation in Northstar's 401(k) Plan, medical insurance and continuing education benefits as are from time to time made available to employees of Northstar.

          (d)  Automobile Allowance.  During the Term, White shall be entitled
               ---------------------
to receive an automobile allowance of $6,000 per annum, payable in equal monthly installments, to be used for loan or lease payments, plus prompt reimbursement for prior approved maintenance and repairs.

          (e)  Employee Expenses.  On the Effective Date, Northstar will pay to
               ------------------
White all accrued, unpaid amounts due her under the Employment Agreement as of the Effective Date.

          (f)  Withholding.  All payments required to be made by Northstar to
               ------------
White shall be subject to withholding of such amounts relating to taxes as are required pursuant to any applicable law or regulation.

          (g)  Prepayment.  Northstar, at its option, may at any time prepay all
               ----------
amounts due under this Section 2 for the entire Term by making a lump-sum payment equal to all amounts remaining to be paid.

     3.  Earnout Payments.  Northstar shall remain liable to pay to NW the
         -----------------
additional consideration called for by Section 2.2 of the Purchase Agreement for the year ended December 31, 1995 and the four months ended April 30, 1996. The amount of such payment shall be determined in accordance with said Section 2.2 and shall be determined by such firm of independent public accountants as may be agreeable to the parties. Northstar and NW shall each pay one-half the cost of such determination. The parties shall use their best efforts to have the amount determined as soon as practicable and in any event not later than June 30, 1996. The amount so determined to be owned shall be paid by Northstar to NW within fifteen (15) days of the determination and in any event not later than July 15, 1996. Except as set forth above, no further earnout payments will be due under the Purchase Agreement.

     4.  Non-Compete.  (a)  White will not, directly or indirectly, during the
         -----------
Term own or operate any outpatient physical or occupational therapy facility anywhere within a 50 mile radius of any such facility operated by Northstar or its affiliates. White also will not during the Term, directly or indirectly, compete with North with respect to any existing contract arrangements of Northstar and its affiliates, including without limitation the contract arrangements listed on Schedule 1 hereto but excluding however the contract arrangements being assigned to NW. This Section 4 sets forth the only non-compete covenant which shall be binding upon White, NW and their affiliates hereafter with respect to Northstar and its affiliates.

          (b)  Neither Northstar nor any of its affiliates will, during the Term
(i) engage in the business of providing temporary ("fill-in") physical or occupational therapy or medical staffing services within a 50 mile radius of Pittsburgh, Pennsylvania (except fill-in services for its own facilities and contracts), or (ii) compete with White or any affiliate of White with respect to the contract arrangements listed on Schedule 2 hereto or any other contracts currently being performed by White or any of her affiliates. This Section 4 sets forth the only non-compete covenant which shall be binding upon Northstar and its affiliates hereafter with respect to White, NW and their affiliates.

          (c) Except to the extent provided in Section 7 hereof, neither NW nor its affiliates, on the one hand, nor Northstar nor its affiliates, on the other, will seek, to induce or solicit the other's employees to leave their respective employment.

          (d) Each party will promptly advise the other if its receives notice that any of its contract arrangements are being terminated. In such event, the party receiving such advice will be permitted to solicit such business notwithstanding the other provisions of this Section 4, and to hire the related employees notwithstanding the provisions of Section 7 of this Agreement.

     5.  Accrued Expenses for Staffing Services.  As set forth on the attached
         ---------------------------------------
Schedule 3, Northstar and certain of its affiliates owe to NW and certain of its affiliates accrued amounts through March 31, 1996. On the Effective Date, Northstar will pay to Medical Temporary Specialists, Inc. ("MTS") and Allegheny Rehabilitation Associates, Inc. ("ARA") the net amount of $63,1665.50 through March 31, 1996 to settle all accrued amounts owed for staffing services. Accordingly, no separate payments will be made to Northstar by MTS or ARA and any amounts owed by MTS or ATA will be deemed satisfied. Northstar will pay, within 30 days of submission by NW, the net amount owed for staffing services with respect to the month of April 1996. NW will pay, within 30 days of submission of Northstar, the net amount owed for staffing services with respect to the month of April 1996.

     6. Office Space.  Northstar will provide to NW without charge office space
        -------------
at Northstar's Monroeville facility through June, 1996.

     7. Employees. Northstar acknowledges and agrees that NW is free to hire
        ---------
those current employees of Northstar who are listed on Schedule 4 hereto and that those employees who are listed on Schedule 5 hereto may perform services for both NW and Northstar. The parties hereby consent to such shared employment. Nothing herein, however, requires any party to hire any of the listed persons.

     8. Indemnification.  Northstar, on behalf of itself and its affiliates,
        ---------------
hereby ratifies and confirms all prior indemnification obligations entered into by any of them in favor of White or NW. In addition, Northstar will indemnify and hold harmless White, NW and their respective affiliates from and against any and all claims, demands, losses, costs, expenses, obligations, liabilities and damages, including attorneys' fees and costs, which any of them may incur or suffer as a result of or relating to (i) Northstar's ownership or operation of the Purchased Assets (as defined in the Purchase Agreement), or (ii)
Northstar's prior direct or indirect use of provider or billing numbers assigned to NW or White.

     9.  Contracts.  (a)  It is understood and agreed that all of the contract
         ---------
arrangements listed on the attached Schedule 1 will be carried out by Northstar and all compensation or other benefits thereunder will inure to Northstar.

         (b) It is understood and agreed that all of the contract arrangements listed on the attached Schedule 2 will be carried out by NW or its designee and all compensation or other benefits thereunder will inure to NW. Northstar will not, however, be conveying any equipment to NW. Northstar, on behalf of itself and its subsidiaries, hereby assigns to NW any and all interest they may have in and to such contracts. Northstar and NW Rehabilitation, Inc. will execute and deliver to NW on the Closing Date an assignment in the form of Exhibit A hereto.

     10.  Time of Essence.  The parties hereto understand and agree that time is
          ---------------
of the essence in performing their respective obligations hereunder.

     11.  Corporate and Business Names.  White and/or entities controlled by
          ----------------------------
her shall be entitled to conduct business under any name which does not conflict with Northstar. Without limiting the generality of the foregoing, White and/or such affiliates may conduct business under the names Medical Temporary Specialists, Allegheny Rehabilitation Associates, NW Rehabilitation Associates and variations thereof (including by way of corporate designations).

     From the Effective Date and within two weeks thereof, Northstar will change the name of its subsidiary "NW Rehabilitation, Inc." to another name which does not include the term "NW" and which is not otherwise likely to be confused in the marketplace with any entity controlled by White. Neither Northstar nor any affiliate of Northstar shall have any further right to use the "NW" name or any variation thereof.

     12.  Billing.  Neither Northstar nor any affiliate of Northstar shall use
          -------
any provider or billing number assigned to NW, White or any other entity controlled by White for any purpose whatsoever.

     13. Non-Assignability.  This Agreement and any rights pursuant hereto shall
         -----------------
not be assignable by any party hereto without the consent of the other party, which consent will not be unreasonably withheld.


     14.  Applicable Law.  This Agreement and the legal relations between the
          --------------
parties hereto shall be governed by and in accordance with the laws of the Commonwealth of Pennsylvania.

     15.  Section and Other Headings.  The section and other headings contained
          --------------------------
in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     16.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     17.  Severability.  The invalidity or unenforceability of any particular
          ------------
provision of this Agreement shall not affect any other provision hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.


     18.  Modification.  This Agreement may be amended, modified or supplemented
          ------------
only by a written instrument executed (in counterpart or otherwise) by each of the parties hereto. Except as expressly modified by this Agreement, the provisions of the Purchase Agreement shall remain in full force and effect.


     19. Further Assurances.  From time to time after the Effective Date each
         ------------------
party will execute, deliver and acknowledge such further instruments and such other acts as may be reasonably necessary under the circumstances to carry out the purposes of this Agreement.


     20.  Arbitration.  If any dispute shall arise between the parties hereto
          -----------
concerning the terms of this Agreement, arbitration by a single arbitrator (the "Arbitrator") shall be had in Pittsburgh, Pennsylvania in accordance with the rules of the American Arbitration Association. The Arbitrator shall be selected by the American Arbitration Association upon petition of the parties. Judgment upon the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof. The decision or award of the Arbitrator shall be final and binding on the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, discovery shall be permitted pursuant to the Federal Rules of Civil Procedure.

     21.  No Third Party Beneficiaries.  Nothing herein expressed or implied is
          ----------------------------
intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their respective corporate affiliates, successors or assigns any rights or remedies under or by reason of this Agreement.

     22.  Announcements.  No party hereto will make any announcements or
          -------------
communications to the public, to employees or the business community concerning this Agreement or the matters related hereto without the prior approval of the other parties in each instance, unless required by law.


     IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the date first above written.

WITNESS:                               NW REHABILITATION ASSOCIATES, INC.



/s/ David D. Watson                    By:      /s/ Nancy White
---------------------------------          ----------------------------------


                                       Title:          President
                                             ---------------------------------




                                       NORTHSTAR HEALTH SERVICES, INC.



/s/ David D. Watson                    By:      /s/ Thomas W. Zaucha
---------------------------------          ----------------------------------


                                       Title: Chairman & Chief Executive Officer
                                              ----------------------------------







/s/ David D. Watson                    By:      /s/ Nancy White
---------------------------------          ----------------------------------
                                            Nancy White

                                  SCHEDULE 1
                                  ----------

                                    Avalon
                                  Fox Chapel
                                  Monroeville
                                     Moon
                                   Sewickley
                                    Wexford
                             Nentwick Convalescent
                                 Eastern Star
                              East Liverpool Ext.
                               Ross Convalescent
                                Golfview Manor
                             Monroeville Contracts
                               Reformed Presby.
                              Nugent Convalescent
                              Aliquippa Hospital
                             Collins Nursing Home
                           Indian Creek (Crossroads)
                              Commonwealth Rehab.
                             O'Brien Memorial Home
                               Fox Nursing Home
                                Camp Hill Corp.
                                 Windsor House
                                Western Center
                            Labelle Nursing Center
                             Dixon Nursing Center
                               Avalon Contracts
                                Moon Contracts
                            Diversified Health Care
                                Rochester Manor

                                  SCHEDULE 2
                                  ----------

                               Lemington Center
                       Western Pa. School for the Blind
                        Western Pa. School for the Deaf
                               Amateur Penguins
                              Heritage Shadyside
                                 Sherwood Oaks
                            Riverside Nursing Home
                           South Hills Convalescent
                               St. Francis North
                            Magee Women's Hospital
                                Mercy Hospital
                           Mercy Providence Hospital
                              Mon Valley Hospital
                              Southside Hospital
                           Jamison Health (Lawrence)
                              West Penn Hospital
                          St. Barnabus (Adv. Rehab.)
                              Valley View Nursing
                              St. Francis NC East
                               IHS of Laurelview
                              McMurry Hills Manor
                                   Heartland
                              McKeesport Hospital
                           Allegheny Valley Hospital
                      Jeanette District Memorial Hospital
                         Carriage Inn of Steubenville
                             Ohio Valley Hospital
                            TBI Neurorehabilitation
                           IHS of Mountainview Manor

                             SCHEDULE 3


Northstar owes Med Temps                     Med Temps owes Northstar
----------------------------------------------------------------------
1. Due from NW Rehab                          12/94 - 12/95 23,955.50
   Dec. 1995     17,201.25
   April          4,000.00                    Jan. 1996       7,807.50
                ----------                    February        8,550.00
                $21,201.25                    March           6,747.25
                                                            ----------
   Jan. 1996     17,673.75                                  $23,104.75
   February      14,445.00
   March         13,196.25
                ----------
                $45,315.00                    Total Due Northstar from
                                              Med Temps     $47,060.25
                                                            ----------

2. Due from Tri-state
   July 1995        200.00
   August         1,600.00
   September      1,025.00
   December         887.50
                ----------
                $ 3,712.50


3. Due from Medical Rehab. Systems
   Jan. 1996      7,180.00
   February       6,720.00
   March          6,400.00
                ----------
                $20,300.00

Total Due Med Temps from Northstar
and Related Companies   $90,528.75
                        ----------

Northstar owes Allegheny Rehab
------------------------------
for Dolores Khalouf
-------------------


Aug. 1995         4,060.00
September         2,860.00
                ----------
                  6,920.00
paid@               692.00 Check written for $6,920.00, however, bank error
                ----------
Due             $ 6,228.00 and only credited for $692.00

October           2,380.00
November          1,630.00
December          2,000.00
                ----------
1995 Total      $12,238.00

Jan. 1996         2,290.00
February          2,670.00
March             2,500.00
                ----------
                $ 7,460.00

Total Due to Allegheny Rehab            $19,698.00
                                        ----------

                                  SCHEDULE 4
                                  ----------

                        Adamson, Karen (as of 5/31/96)
                                Acevedo, Sandra
                              Anderson, Jennifer
                             Beckett-Wilson, Alice
                                Benko, Gretchen
                                Brennan, Linda
                                Brenneman, Troy
                                Brust, Deborah
                                Butler, Michael
                                Childers, Susan
                                Crowley, David
                                 Darby, Terri
                                Edmonds, Scott
                                  Evans, Chad
                                 Farrow, Jean
                                Faulkner, Larry
                                 Fritz, Julie
                                  Graf, Peter
                               Graskey,  Brenda
                                Guarnero, Deana
                              Hardick, Jacqueline
                         Hensel, Wendy (as of 5/31/96)
                                Henshawe, Karen
                                 Kalemba, John
                                Kandravy,Pearl
                                 Karas, Steven
                               Kimball, Allison
                                 Kopriva, Jody
                               Kuligowski, Lori
                                 Kuntz, Robert
                               Landolfi, Marion
                                  Long, Mary
                               Mackowick, Julie
                           Maloney Winter, Anna Lee
                               Marangoni, Allen
                               McGlumphy, Barry
                                McKenzie, Jean
                                 Meyer, Judith
                                Mickey, Cheryl
                                 Miller, Maria
                                 Nash, Dennis
                                 Och, Barbara
                              Ostrowski, William
                               Pantano, Kathleen
                                  Panza, Dana
                               Pavlick, Nicholas
                                Pezzullo, David
                                 Reed, Travis
                                 Ridley, Duane
                                Rupert, Danzil
                                Saner, Colleen

                                Schoming, Chris
                                 Shaw, Lea Ann
                                Shields, Brian
                              Simbahau, Reynoldo
                                Sterner, Robert
                               Stewart, William
                                Sullivan, Ellen
                                 Tice, Shirley
                              Trasaline, Virginia
                                 Vitti, Kelly

                                  SCHEDULE 5
                                  ----------

                                Bartels, Anita
                                Crabill, Nancy
                               Dominquez, Susan
                                Fabian, Loretta
                                 Kathrine, Jon
                                Klinkner, John
                                 Korber, Nancy
                                 Kren, Sandra
                                 Labick, John
                               Palumbo, Marilyn
                                Parker, Claire
                                Pollock, Sandra
                               Prishack, Andrew
                                 Rauf, Deborah
                                Raynes, Juliana
                                  Rizzo, Nina
                               Schwer, Kimberly
                                 Shaw, Lea Ann
                                 Shay, Cynthia
                                 Smith, Karen
                                 Snowden, Rita
                               Vaccarello, Rita
                                 Vitti, Kelly

                                   EXHIBIT A
                                   ---------

                               Lemington Center
                       Western Pa. School for the Blind
                        Western Pa. School for the Deaf
                               Amateur Penguins
                              Heritage Shadyside
                                 Sherwood Oaks
                            Riverside Nursing Home
                           South Hills Convalescent
                               St. Francis North
                            Magee Women's Hospital
                                Mercy Hospital
                           Mercy Providence Hospital
                              Mon Valley Hospital
                              Southside Hospital
                           Jamison Health (Lawrence)
                              West Penn Hospital
                          St. Barnabus (Adv. Rehab.)
                              Valley View Nursing
                              St. Francis NC East
                               IHS of Laurelview
                              McMurry Hills Manor
                                   Heartland
                              McKeesport Hospital
                           Allegheny Valley Hospital
                      Jeanette District Memorial Hospital
                         Carriage Inn of Steubenville
                             Ohio Valley Hospital
                            TBI Neurorehabilitation
                           IHS of Mountainview Manor

                             ASSIGNMENT AGREEMENT

     THIS ASSIGNMENT AGREEMENT (this "Assignment") is made as of the 1st day of May, 1996, by and between NW REHABILITATION, INC. and NORTHSTAR HEALTH SERVICES, INC. (collectively, "Assignors") and NW REHABILITATION ASSOCIATES, INC., a Pennsylvania corporation ("Assignee"), with respect to the following recitals:

     A. Assignors and Assignee are parties to an Agreement dated as of May 1, 1996 (the "Agreement") which Agreement provides, among other things, for the assignment to Assignee of certain contract arrangements (the "Contract Arrangements") identified on Exhibit A hereto.

     B. Assignors desire to assign to Assignee all of their right, title and interest in and to each of the Contract Arrangements.

     C. Assignee desires to accept the assignment of Assignors' interest in each Contract Arrangement on the terms and subject to the conditions contained in the Agreement.

     NOW, THEREFORE, in consideration of the premises and other good and valuation consideration, receipt of which is acknowledged, and on the terms and subject to the conditions contained in the Agreement, Assignors hereby assign, transfer and convey to Assignee all their right, title and interest in and to each of the Contract Arrangements under the terms and provisions of each of the Contract Arrangements.

     IN WITNESS WHEREOF, Assignors and Assignee have executed and delivered this Assignment as of the day and year first written above.


NW REHABILITATION, INC.                     NW REHABILITATION ASSOCIATES, INC.


By: /s/ Thomas W. Zaucha                    By:  /s/ Nancy B. White
    -----------------------------------         --------------------------------
Its: Chairman                               Its: President
    -----------------------------------         --------------------------------


NORTHSTAR HEALTH SERVICES, INC.


By: /s/ Thomas W. Zaucha
    -----------------------------------
Its: Chairman & Chief Executive Officer
    -----------------------------------